Exhibit 4.4

SHELL INTERNATIONAL FINANCE B.V.
as Issuer

and

ROYAL DUTCH SHELL PLC
as Guarantor

and

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

Indenture

Dated as of [•]

Subordinated Debt Securities

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939
AND INDENTURE, DATED AS OF [•]

		Section in
Section of Trust Indenture Act of 1939		Indenture
Section 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.08, 7.10
Section 311	(a)	7.11
	(b)	7.11
	(c)	Not Applicable
Section 312	(a)	2.07
	(b)	12.03
	(c)	12.03
Section 313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
Section 314	(a)	4.03, 4.04
	(b)	Not Applicable
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	12.05
Section 315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(d)(1)	7.01(c)(1)
	(d)(2)	7.01(c)(2)
	(d)(3)	7.01(c)(3)
	(e)	6.11
Section 316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(a)(last sentence)	2.11
	(b)	6.07
	(c)	9.04
Section 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.06
Section 318	(a)	12.01

Note: This reconciliations and tie shall not, for any purpose, be deemed to be part of the Indenture.

i

TABLE OF CONTENTS

Page
ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01. Definitions	1
SECTION 1.02. Other Definitions	6
SECTION 1.03. Incorporation by Reference of Trust Indenture Act	7
SECTION 1.04. Rules of Construction	7

ARTICLE II

THE SECURITIES

ARTICLE III

REDEMPTION

Page
SECTION 3.07. Securities Redeemed or Purchased in Part	24
SECTION 3.08. Purchase of Securities	24
SECTION 3.09. Mandatory and Optional Sinking Funds	24
SECTION 3.10. Satisfaction of Sinking Fund Payments with Securities	24
SECTION 3.11. Redemption of Securities for Sinking Fund	25
SECTION 3.12. Optional Redemption Due to Changes in Tax Treatment	25

ARTICLE IV

Covenants

SECTION 4.01. Payment of Securities	27
SECTION 4.02. Maintenance of Office or Agency	27
SECTION 4.03. SEC Reports; Financial Statements	28
SECTION 4.04. Compliance Certificate	28
SECTION 4.05. Corporate Existence	28
SECTION 4.06. Additional Amounts	28

ARTICLE V

Successors

SECTION 5.01. Limitations on Mergers and Consolidations	31
SECTION 5.02. Successor Person Substituted	31
SECTION 5.03. Substitution of Obligor	32
SECTION 5.04. Successor Person Substituted	33

ARTICLE VI

Defaults and Remedies

ARTICLE VII

Trustee

SECTION 7.01. Duties of Trustee	39

ARTICLE VIII

Discharge of Indenture

SECTION 8.01. Termination of the Company’s and the Guarantor’s Obligations	46
SECTION 8.02. Application of Trust Money	50
SECTION 8.03. Repayment to Company or Guarantor	50
SECTION 8.04. Reinstatement	50

ARTICLE IX

Supplemental Indentures and Amendments

ARTICLE X

Guarantee

SECTION 10.01. Guarantee	55
SECTION 10.02. Proceedings Against Guarantor	56
SECTION 10.03. Subrogation	57
SECTION 10.04. Guarantee for Benefit of Holders	57

ARTICLE XI

Subordination of Securities

SECTION 11.01. Trust Indenture Act Controls	57
SECTION 11.02. Securities Subordinated to Senior Debt	57
SECTION 11.03. No Payment on Securities in Certain Circumstances	58

ARTICLE XII

Miscellaneous

v

     INDENTURE dated as of [•] among Shell International Finance B.V., a private limited liability company organized under the laws of The Netherlands (the “Company”), Royal Dutch Shell plc, a public company limited by shares existing under the laws of England and Wales (the “Guarantor”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”) to be issued from time to time in one or more series as provided in this Indenture:

ARTICLE I

Definitions and Incorporation by Reference

          SECTION 1.01. Definitions.

          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

          “Agent” means any Registrar or Paying Agent.

          “Bankruptcy Law” means any bankruptcy or insolvency law or other similar law affecting creditors’ rights or law governing a proceeding seeking a judgment of insolvency or bankruptcy or any other relief from debt obligations.

          “Board of Directors” when used with reference to the Company or a Guarantor, means the Board of Directors of the Company or such Guarantor, as the case may be, or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the Board of Directors of the Company or such Guarantor, as the case may be.

          “Board Resolution” means a copy of a resolution or appropriate record of action taken pursuant to such resolution, certified by a member of the Board of Directors, the Secretary or Assistant Secretary of the Company or Guarantor to have been duly adopted by the Board of Directors of the Company or such Guarantor, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          “Business Day” means any day that is not a Legal Holiday.

          “Code” means the U.S. Internal Revenue Code of 1986, as amended.

          “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person; provided, however, that for purposes of any provision contained herein which is required by the TIA, “Company” shall also mean each other obligor (if any), other than a Guarantor, on the Securities of a series.

          “Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company or Guarantor by an Officer of the Company or Guarantor, as the case may be, and delivered to the Trustee.

          “Corporate Trust Office of the Trustee” means the office of the Trustee located at 60 Wall Street, 27th Floor, New York, New York, 10005, Attention: Global Transaction Banking, Trust and Securities Services, and as may be located at such other address as the Trustee may give notice to the Company and the Guarantor.

          “Debt” of any Person means, without duplication: (i) all indebtedness or obligations of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit, bid or performance bonds and other obligations issued by or for the account of such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business; (v) all capitalized lease obligations of such Person; (vi) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person (provided that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person’s legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (a) the lesser of (1) the full amount of such obligations and (2) the fair market value of such assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, and (b) the amount of obligations as have been assumed by such Person or which are otherwise such Person’s legal liability); and (vii) all Debt of others (other than endorsements in the ordinary course of business) guaranteed by such Person to the extent of such guarantee.

          “Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

          “Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.01 hereof as the initial Depositary with respect to the Securities of such series, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include such successor.

          “Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

          “Established Rate” means the rate for the conversion of the specified currency into euro established by the Council of the European Union pursuant to Article 1091(4) of the Treaty establishing the European Community, as amended (the “Treaty”).

          “Global Security” means a Security that is issued in global form in the name of the Depositary with respect thereto or its nominee.

          “Government Obligations” means, with respect to a series of Securities, direct obligations of the government that issues the currency in which the Securities of the series are payable for the payment of which the full faith and credit of such government is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government.

          “Guarantee” shall mean the guarantee of the Company’s obligations under the Securities by the Guarantor as provided in Article X.

          “Guarantor” means the Person named as a “Guarantor” in the first paragraph of this instrument, until a successor to such Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

          “Holder” means a Person in whose name a Security is registered.

          “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof, and includes the terms of a particular series of Securities established as contemplated by Section 2.01.

          “Interest” means, with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, interest payable after Maturity.

          “Interest Payment Date,” when used with respect to any Security, shall have the meaning assigned to such term in the Security as contemplated by Section 2.01.

          “Issue Date” means, with respect to Securities of a series, the date on which the Securities of such series are originally issued under this Indenture.

          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, United States; London, United Kingdom or a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed.

          “Maturity” means, with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.

          “Non-Dollar Currency” means any currency other than Dollars.

          “Officer” means any director or their authorized attorneys appointed pursuant to one or more duly executed powers of attorney, the Chief Financial Officer, Secretary or Assistant Secretary of the Company or Group Treasurer or Head of Financial Markets of the Royal Dutch Shell Group.

          “Officers’ Certificate” means a certificate signed by two Officers of a Person and, in the case of an Officers’ Certificate of the Company pursuant to Section 2.01 or 2.04, by an Officer of the Guarantor.

          “Opinion of Counsel” means a written opinion from legal counsel which opinion is acceptable to the Trustee. Such counsel may be an in-house counsel or external counsel to the Company or the Guarantor.

          “Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

          “Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

          “Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of that series are payable as specified in accordance with Section 4.06 subject to the provisions of Section 4.02.

          “Redemption Date” means, with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

          “Redemption Price” means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

          “Redenomination Date” means any date specified by the Company or the Guarantor for payment of interest under the debt securities if the country of the specified currency is one of the countries then participating in the third stage of European economic and monetary union pursuant to the Treaty. If the country of the specified currency is not so participating, then the Redenomination Date means, with respect to such debt securities, any date for payment of interest so specified which falls on or after such later date as such country does so participate.

          “Responsible Officer” means any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          “Royal Dutch Shell Group” means Royal Dutch Shell plc and those companies in which it either directly or indirectly has control, by having either a majority of the voting rights or the right to exercise a controlling influence or to obtain the majority of the benefits and be exposed to a majority of the risks.

          “SEC” means the Securities and Exchange Commission.

          “Securities” has the meaning stated in the preamble of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

          “Security Custodian” means, with respect to Securities of a series issued in global form, the Trustee for Securities of such series, as custodian with respect to the Securities of such series, or any successor entity thereto.

          “Senior Debt” of a Person, unless otherwise provided with respect to the Securities of a series as contemplated by Section 2.01, means all Debt of the Person, whether currently outstanding or hereafter created, incurred or assumed, unless, by the terms of the instrument creating or evidencing such Debt or pursuant to which such Debt is outstanding, it is provided that such Debt is not superior in right of payment to the Securities or to other Debt which is pari passu with or subordinated to the Securities, and provided that, unless otherwise provided with respect to the Securities of a series as contemplated by Section 2.01, in no event shall “Senior Debt” include (a) Debt of the Person owed or owing to any Subsidiary or any officer, director or employee of the Person or any Subsidiary, (b) Debt to trade creditors or (c) any liability for taxes owed or owing by the Person.

          “Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

          “Subsidiary” means a Person at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company and/or Guarantor or by one or more other Subsidiaries, or by the Company and/or Guarantor and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          “TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof.

          “Trustee” means the Person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” means each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series.

          “United States” means the United States of America (including the States and the District of Columbia) and its territories and possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          “U.S. Government Obligations” means Government Obligations with respect to Securities payable in Dollars.

          SECTION 1.02. Other Definitions.

Defined in
Term	Section
“Additional Amounts”	4.06
“Agent Members”	2.17
“Bankruptcy custodian”	6.01
“Conversion Event”	6.01
“covenant defeasance”	8.01
“Event of Default”	6.01
“Exchange Rate”	2.11
“Judgment Currency”	6.10
“legal defeasance”	8.01
“mandatory sinking fund payment”	3.09
“optional sinking fund payment”	3.09
“Paying Agent”	2.05
“Payment Default”	11.03
“Registrar”	2.05
“Required currency”	6.10
“Substituted Obligor”	5.03
“Successor”	5.01
“Voluntary Assumption”	5.01

          SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture (and if the Indenture is not qualified under the TIA at that time, as if it were so qualified unless otherwise provided). The following TIA terms used in this Indenture have the following meanings:

          “Commission” means the SEC.

          “indenture securities” means the Securities.

          “indenture security holder” means a Holder.

          “indenture to be qualified” means this Indenture.

          “indenture trustee” or “institutional trustee” means the Trustee.

          “obligor” on the indenture securities means the Company, the Guarantor or any other obligor on the Securities.

          All terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

          SECTION 1.04. Rules of Construction.

          Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term used has the meaning assigned to it in accordance with the comprehensive body of accounting principles to which the Company or Guarantor is subject and which initially shall be International Financial Reporting Standards;

(3)	“or” is not exclusive;

(4)	words in the singular include the plural, and in the plural include the singular;

(5)	provisions apply to successive events and transactions; and

(6)	all references in this instrument to Articles and Sections are references to the corresponding Articles and Sections in and of this instrument.

ARTICLE II

THE SECURITIES

          SECTION 2.01. Amount Unlimited; Issuable in Series.

          The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

          The Securities may be issued in one or more series. There shall be (i) established in or pursuant to a Board Resolution of the Company, and set forth, or determined in the manner provided, in an Officers’ Certificate of the Company or in a Company Order, or (ii) established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

     (1) the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

     (2) if there is to be a limit, the limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 and except for any Securities which, pursuant to Section 2.04 or 2.17, are deemed never to have been authenticated and delivered hereunder); provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of such series may be increased before or after the issuance of any Securities of the series by a Board Resolution (or action pursuant to a Board Resolution) to such effect;

     (3) whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.17, and the initial Depositary and Security Custodian, if any, for any Global Security or Securities of such series;

     (4) the manner in which any interest payable on a temporary Global Security on any Interest Payment Date will be paid if other than in the manner provided in Section 2.14, including any right of the Company to extend or defer the interest payment periods and the duration of the extension;

     (5) whether and under what circumstances Additional Amounts will be payable;

     (6) any provisions that would require the redemption, repurchase or repayment of the series of Securities;

     (7) the date or dates on which the principal of and premium (if any) on the Securities of the series is payable or the method of determination thereof;

     (8) the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest (which may be fixed or variable), if any, whether and under what circumstances Additional Amounts with respect to such Securities shall be payable, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Securities on any Interest Payment Date, or if other than provided herein, the Person to whom any interest on Securities of the series shall be payable;

     (9) the place or places where, subject to the provisions of Section 4.02, the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series shall be payable;

     (10) the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and the manner in which the Company must exercise any such option, if different from those set forth herein;

     (11) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to such obligation;

     (12) if other than denominations of $2,000 (or in the case of Securities denominated in a Non-Dollar Currency, the equivalent thereof) and any integral multiple thereof, the denomination in which any Securities of that series shall be issuable;

     (13) if other than Dollars, the currency or currencies (including composite currencies) or the form, including currency units, equity securities, other debt securities (including Securities), warrants or any other securities or property of the Company, the Guarantor or any other Person, in which payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series shall be payable;

     (14) if the principal of, premium (if any) or interest on or any Additional Amounts with respect to the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies

(including composite currencies) other than that in which the Securities are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

     (15) if the amount of payments of principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

     (16) if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

     (17) any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Securities of the series and the related Guarantee pursuant to Article VIII or any modifications of or deletions from such conditions or limitations;

     (18) any deletions or modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of the Company or the Guarantor set forth in Article IV pertaining to the Securities of the series;

     (19) any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article II;

     (20) if the Securities of the series are to be convertible into or exchangeable for other debt securities (including Securities) of the Company or capital stock, debt securities, warrants, other equity securities or any other securities or property of the Guarantor at the option of the Company or the Holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;

     (21) any modifications to the definition of “Senior Debt,” to Article XI or to the other provisions regarding subordination with respect to the Securities of the series; and

     (22) any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture).

          All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.03) set forth, or determined in the manner provided, in the Officers’ Certificate or Company Order referred to above or in any such indenture supplemental hereto.

          If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of such Board Resolution shall be set forth in an Officers’ Certificate or certified by a member of the Board of Directors, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or Company Order setting forth the terms of the series, as required by Section 2.04(a).

          The Securities shall be subordinated in right of payment to Senior Debt as provided in Article XI and/or as specified as contemplated pursuant to this Section 2.01.

          SECTION 2.02. Denominations.

     The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series denominated in Dollars shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof and the Securities of such series denominated in a Non-Dollar Currency shall be issuable in denominations equivalent to $2,000 and integral multiples of $1,000 in excess thereof in that Non-Dollar Currency.

          SECTION 2.03. Forms Generally.

          The Securities of each series shall be in fully registered form and in substantially such form or forms (including temporary or permanent global form) established by or pursuant to a Board Resolution of the Company or in one or more indentures supplemental hereto. The Securities may have notations, legends or endorsements required by law, securities exchange rule, the Company’s certificate of incorporation, bylaws or other similar governing documents, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). A copy of the Board Resolution or supplemental indenture establishing the form or forms of Securities of any series shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.04 for the authentication and delivery of such Securities.

          The definitive Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution thereof.

          The Trustee’s certificate of authentication shall be in substantially the following form:

   “This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee,
By:
Authorized Signatory”

          SECTION 2.04. Execution, Authentication, Delivery and Dating.

          Two Officers of the Company shall sign the Securities on behalf of the Company.

          If an Officer of the Company whose signature is on a Security no longer holds that office or position at the time the Security is authenticated, the Security shall be valid nevertheless.

          A Security shall not be entitled to any benefit under this Indenture including the related Guarantee or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security has been authenticated and delivered hereunder but never issued and sold by the Company, and the Company delivers such Security to the Trustee for cancellation as provided in Section 2.13, together with a written statement (which need not comply with Section 12.05) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture including the related Guarantee.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall authenticate and deliver such Securities for original issue upon a Company Order for the authentication and delivery of such Securities or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Company Order. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Securities of such series not otherwise determined. If provided for in such procedures, such Company Order may authorize (1) authentication and delivery of Securities of such series for original issue from time to time, with certain terms (including, without limitation, the Maturity dates or date, original issue date or dates and interest rate or rates) that differ from Security to Security and (2) may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing.

          If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.01, in authenticating such Securities, and accepting the additional responsibilities under this

Indenture in relation to such Securities, the Trustee shall be entitled to receive (in addition to the Company Order referred to above and the other documents required by Section 12.04), and (subject to Section 7.01) shall be fully protected in relying upon:

     (a) an Officers’ Certificate which shall annex a copy of the Board Resolution as contemplated by the penultimate paragraph of Section 2.01; and

     (b) an Opinion of Counsel to the effect that:

     (i) the form of such Securities has been established in conformity with the provisions of this Indenture;

     (ii) the terms of such Securities have been established in conformity with the provisions of this Indenture; and

     (iii) when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities and the related Guarantees will constitute valid and binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor, respectively, in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws in effect from time to time affecting the rights of creditors generally, and the application of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate and Opinion of Counsel at the time of issuance of each such Security, but such Officers’ Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first Security of the series to be issued. In addition, newly issued Securities of any series must be fungible for U.S. federal tax purposes with all outstanding Securities in the same series.

          The Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture would affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, the Guarantor or an Affiliate of the Company or the Guarantor.

          Each Security shall be dated the date of its authentication.

          SECTION 2.05. Registrar and Paying Agent.

          The Company shall maintain an office or agency for each series of Securities where Securities of such series may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Securities of such series may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities of such series and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company, the Guarantor or any Subsidiary may act as Paying Agent or Registrar.

          The Company initially appoints the Trustee as Registrar and Paying Agent.

          SECTION 2.06. Paying Agent to Hold Money in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on or any Additional Amounts with respect to Securities and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company, the Guarantor or a Subsidiary) shall have no further liability for the money. If the Company, the Guarantor or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Each Paying Agent shall otherwise comply with TIA Section 317(b).

          SECTION 2.07. Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). The Company shall comply with TIA Section

312(a) and shall furnish to the Trustee a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of such series:

     (a) at least five Business Days before each Interest Payment Date with respect to such series of Securities outstanding on the record date relating to such Interest Payment Date if the Trustee is not the Registrar with respect to such series of Securities,

     (b) at such other times as the Trustee may request in writing, and

     (c) semi-annually, not more 15 days after each regular record date for any series of Securities at the time outstanding on such record date.

          SECTION 2.08. Transfer and Exchange.

          Except as set forth in Section 2.17 or as may be provided pursuant to Section 2.01:

     (a) When Securities of any series are presented to the Registrar or any transfer agent with the request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of the same series of like tenor and of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements and the requirements of this Indenture for such transactions are met; provided, however, that the Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing, on which instruction the Registrar can rely.

     (b) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s written request and submission of the Securities or Global Securities. No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.12, 3.07 or 9.05). The Trustee shall authenticate Securities in accordance with the provisions of Section 2.04. Notwithstanding any other provisions of this Indenture to the contrary, the Company shall not be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part, or (b) any Security during the period beginning 15 Business Days prior to the mailing of notice of any offer to repurchase Securities of the series required pursuant to the terms thereof or of redemption of Securities of a series to be redeemed and ending at the close of business on the day of mailing.

          SECTION 2.09. Replacement Securities.

          If any mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been destroyed, lost or stolen and the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Security, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series if the Trustee’s requirements are met. If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security. If required by the Trustee, the Guarantor or the Company, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantor, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge a Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.10. Outstanding Securities.

          The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.10 as not outstanding.

          If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

          A Security does not cease to be outstanding because the Company, the Guarantor or an Affiliate of the Company or the Guarantor holds the Security.

          SECTION 2.11. Original Issue Discount, Non-Dollar Denominated and Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, (a) the principal amount of an Original Issue Discount Security shall be the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.02, (b) the principal amount of a Security denominated in a Non-Dollar currency shall be the Dollar equivalent, as determined by the Company by reference to the noon buying rate in New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York (the “Exchange Rate”) on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent, as determined by the Company by reference to the

Exchange Rate on the date of the original issuance of such Security, of the amount determined as provided in (a) above), of such Security and (c) Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, of the Guarantor or of such other obligor shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying upon any such direction, amendment, supplement, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

          SECTION 2.12. Temporary Securities.

          Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 2.13. Cancellation.

          The Company or the Guarantor at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or redemption or for credit against any sinking fund payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, redemption, replacement or cancellation or for credit against any sinking fund. Unless the Company shall direct in writing that canceled Securities be returned to it, after written notice to the Company all canceled Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee, and the Trustee shall maintain a record of their disposal. The Company may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

          SECTION 2.14. Payments; Defaulted Interest.

          Unless otherwise provided as contemplated by Section 2.01, interest (except defaulted interest) on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons who are registered Holders of that Security at the close of business on the record date next preceding such Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender a Security to the Trustee or a Paying Agent to collect principal payments. Unless otherwise provided with respect to the Securities of any series, the Company will pay the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities in Dollars. Such amounts shall be payable at the offices of the Trustee or any Paying Agent, provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to Global Securities or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Securities.

          If a Payment Date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, no default in payment will have occurred, and no interest shall accrue for the intervening period.

          If the Company defaults in a payment of interest on the Securities of any series, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Securities of such series and in Section 4.01. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date selected by the Company, the Company (or the Trustee, in the name of and at the expense of the Company upon 20 days’ prior written notice from the Company setting forth such special record date and the interest amount to be paid) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

          SECTION 2.15. Persons Deemed Owners.

          The Company, the Guarantor, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of, premium (if any) or interest on or any Additional Amounts with respect to such Security and for all other purposes. None of the Company, the Guarantor, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

          SECTION 2.16. Computation of Interest.

          Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a year comprising twelve 30-day months.

          SECTION 2.17. Global Securities; Book-Entry Provisions.

          If Securities of a series are issuable in global form as a Global Security, as contemplated by Section 2.01, then, notwithstanding clause (10) of Section 2.01 and the provisions of Section 2.02, any such Global Security shall represent such of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers or redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Trustee (i) in such manner and upon instructions given by such Person or Persons as shall be specified in such Security or in a Company Order to be delivered to the Trustee pursuant to Section 2.04 or (ii) otherwise in accordance with written instructions or such other written form of instructions as is customary for the Depositary for such Security, from such Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Security. Subject to the provisions of Section 2.04 and, if applicable, Section 2.12, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Security or in the applicable Company Order. With respect to the Securities of any series that are represented by a Global Security, the Company and the Guarantor authorize the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depositary appointed with respect to such Global Security. Any Global Security may be deposited with the Depositary or its nominee, or may remain in the custody of the Trustee or the Security Custodian therefor pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depositary. If a Company Order has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel.

          Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee or the Security Custodian as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Guarantor, the Trustee or the Security Custodian and any agent of the Company, the Guarantor, the Trustee or the Security Custodian as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, (i) the registered holder of a Global Security of a series may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder of Securities of such series is entitled to take under this Indenture or the Securities of such series and (ii) nothing herein shall prevent the Company, the Guarantor, the Trustee or the Security Custodian, or any agent of the Company, the Guarantor, the Trustee or the Security Custodian, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

          Notwithstanding Section 2.08, and except as otherwise provided pursuant to Section 2.01, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary. Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if, and only if, either (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice, (2) an Event of Default has occurred with respect to such series and is continuing and the Registrar has received a request from the Depositary to issue Securities in lieu of all or a portion of the Global Security (in which case the Company shall deliver Securities within 30 days of such request) or (3) the Company determines not to have the Securities represented by a

Global Security, provided, however, that the uncertificated Securities are issued in a registered form for purposes of Section 163(f) of the Code or in a manner such that such uncertificated Securities are described in Section 163(f)(2)(B) of the Code.

          In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.17, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interests in the Global Security to be transferred, and the Company and the Guarantor shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of Securities shall authenticate and deliver, one or more Securities of the same series of like tenor and amount.

          In connection with the transfer of all the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.17, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company and the Guarantor shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interests in the Global Security, an equal aggregate principal amount of Securities of authorized denominations.

          Neither the Company, the Guarantor nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Securities. Neither the Company, the Guarantor nor the Trustee shall be liable for any delay by the related Global Security Holder or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Global Security Holder or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued).

          The provisions of the last sentence of the third paragraph of Section 2.04 shall apply to any Global Security if such Global Security was never issued and sold by the Company and the Company or the Guarantor delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel) with regard to the cancellation or reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the third paragraph of Section 2.04.

          Notwithstanding the provisions of Sections 2.03 and 2.14, unless otherwise specified as contemplated by Section 2.01, payment of principal of, premium (if any) and interest on and any Additional Amounts with respect to any Global Security shall be made to the Person or Persons specified therein.

          SECTION 2.18. Redenomination

          The Company may without the Holder’s consent elect that, on the Redenomination Date specified in a notice to the Trustee, a series of Securities may be redenominated in euro.

          The election will have effect as follows:

     (i) each series of Securities denominated in the specified currency will be deemed to be denominated in such amount of euro as is equivalent to its denomination in the specified currency at the Established Rate, subject to such provisions (if any) as to rounding (and payments in respect of fractions consequent on rounding) as the Company may decide with the approval of the Trustee, and as shall be specified in the notice;

     (ii) after the Redenomination Date, all payments in respect of such series of Securities will be made solely in euro, including payments of interest before the Redenomination Date, as though reference in the series of Securities to the specified currency were to euro; and

     (iii) such changes may be made to this Indenture as the Company may decide, with the approval of the Trustee, as may be specified in the notice, to conform it to conventions then applicable to instruments denominated in euro or to enable the Securities to be consolidated within one or more series of other securities, whether or not originally denominated in the specified currency or euro.

ARTICLE III

REDEMPTION

          SECTION 3.01. Applicability of Article.

          Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Securities of any series) in accordance with this Article III. Any redemption may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

          SECTION 3.02. Notice to the Trustee.

          If the Company elects to redeem Securities of any series pursuant to this Indenture, it shall notify the Trustee of the Redemption Date and the principal amount of Securities of such series to be redeemed. The Company shall so notify the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) by delivering to the Trustee an Officers’ Certificate stating that such redemption will comply with the provisions of this Indenture and of the Securities of such series. Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect. The notice shall reflect the conditions to the redemption and shall be specified by the Company.

          SECTION 3.03. Selection of Securities To Be Redeemed.

          If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities of such series (and tenor) not previously called for redemption, either pro rata, by lot or by such other method as it and the Company shall deem fair and appropriate and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series or of the principal amount of Global Securities of such series. The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any of the Securities redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.

          SECTION 3.04. Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the register of Securities maintained by the Registrar.

          All notices of redemption shall identify the Securities to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) any conditions to the redemption as specified by the Company;

          (4) that, unless the Company and the Guarantor default in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

          (5) if any Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

          (6) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

          (7) that the redemption is for a sinking or analogous fund, if such is the case; and

          (8) the CUSIP number, if any, relating to such Securities.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

          SECTION 3.05. Effect of Notice of Redemption.

          Once notice of redemption is mailed, Securities called for redemption shall, subject to the satisfaction of any applicable conditions, become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates specified pursuant to Section 2.01.

          SECTION 3.06. Deposit of Redemption Price.

          On or prior to 11:00 a.m., New York City time, on any Redemption Date subject to the satisfaction of applicable conditions, the Company or the Guarantor shall deposit with the Trustee or the Paying Agent (or, if the Company or the Guarantor is acting as the Paying Agent, segregate and hold in trust as provided in Section 2.06) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and any Additional Amounts with respect to, the Securities or portions thereof which are to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company or the Guarantor to the Trustee for cancellation.

          If the Company or the Guarantor complies with the preceding paragraph, then, unless the Company and the Guarantor default in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment, and the Holders of such Securities shall have no further rights with respect to such Securities except for the right to receive the Redemption Price upon surrender of such Securities. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, any Additional Amounts, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate specified pursuant to Section 2.01 or provided in the Securities or, in the case of Original Issue Discount Securities, such Securities’ yield to maturity.

          SECTION 3.07. Securities Redeemed or Purchased in Part.

          Upon surrender to the Paying Agent of a Security to be redeemed in part, the Company and the Guarantor shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities, of the same series and of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.

          SECTION 3.08. Purchase of Securities.

          Unless otherwise specified as contemplated by Section 2.01, the Company, the Guarantor and any Affiliate of the Company or the Guarantor may, subject to applicable law, at any time purchase or otherwise acquire Securities in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Securities. Any Securities purchased or acquired by the Company or the Guarantor may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 2.13 shall apply to all Securities so delivered.

          SECTION 3.09. Mandatory and Optional Sinking Funds.

          The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” Unless otherwise provided by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.10. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and by this Article III.

          SECTION 3.10. Satisfaction of Sinking Fund Payments with Securities.

          The Company or the Guarantor may deliver outstanding Securities of a series (other than any previously called for redemption) and may apply as a credit Securities of a series that have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such series of Securities; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

          SECTION 3.11. Redemption of Securities for Sinking Fund.

          Not less than 45 days prior (unless a shorter period shall be satisfactory to the Trustee) to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate of the Company specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivery of or by crediting Securities of that series pursuant to Section 3.10 and will also deliver or cause to be delivered to the Trustee any Securities to be so delivered. Failure of the Company to timely deliver or cause to be delivered such Officers’ Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute the election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

          If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000 (or the Dollar equivalent thereof based on the applicable Exchange Rate on the date of original issue of the applicable Securities) or a lesser sum if the Company shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $100,000 (or the Dollar equivalent thereof as aforesaid) or less and the Company makes no such request then it shall be carried over until a sum in excess of $100,000 (or the Dollar equivalent thereof as aforesaid) is available. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.05, 3.06 and 3.07.

          SECTION 3.12. Optional Redemption Due to Changes in Tax Treatment.

          (a) Each series of Securities contained in one or more particular issues may be redeemed at the option of the Company or the Guarantor, in whole but not in part, upon not less than 15 days nor more than 60 days notice, (except in the case of Securities that have a variable rate of interest, which may be redeemed on any Interest Payment Date) at a Redemption Price equal to the principal amount thereof (except in the case of Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of such series of Securities) if as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of any jurisdiction (or of any political subdivision or taxing authority thereof or therein) or any change in the official application or official interpretation of such laws, regulations or rulings, or any change in the official application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction or such political subdivision or taxing authority (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date specified for such series pursuant to the terms of the Security or Section 2.01(10) (or in the case of a successor Person to the Company or the Guarantor, the date on which such successor Person became such pursuant to Sections 5.01 and 5.02 or in the case of an assumption by the Guarantor or its Subsidiary of obligations of the Company under the Securities pursuant to Section 5.03, the date of such assumption) (1) the Company or Guarantor (or such successor Person) is or would be required to pay Additional Amounts with respect to the Securities or the Guarantees, as the case may be, on the next succeeding Interest Payment Date as described in Section 4.06 or (2) the Guarantor or any Subsidiary of the Guarantor is or would be required to deduct or withhold tax on any payment to the Company to enable the Company to make any payment of principal, premium, if any, or interest and, in each case, the payment of such Additional Amounts in the case of (1) above or such deductions or withholding in the case of (2) above cannot be avoided by the use of any reasonable measures available to the Company, the Guarantor or the Subsidiary as the case may be. Prior to the giving of notice of redemption of such Securities pursuant to this Indenture, the Company or the Guarantor will deliver to the Trustee an Officers’ Certificate stating that the Company or the Guarantor is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company or the Guarantor to redeem such Securities pursuant to this Section have been satisfied.

          (b) Further, if, as a result of a transaction described in Sections 5.01 or 5.03 of this Indenture, the Company or the Guarantor or a Successor has been or would be required to pay any Additional Amounts as therein provided, each series of Securities may be redeemed at the option of such Person in whole, but not in part, upon not less than 30 or more than 60 days notice, (except in the case of Securities that have a variable rate of interest, which may be redeemed on any Interest Payment Date), at a Redemption Price equal to the principal amount thereof (except in the case of Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of such series of Securities); provided that in the case of an assumption pursuant to Section 5.01(b), no such redemption will be permitted if such Person is required to pay Additional Amounts immediately after such assumption; provided, further, that such Person shall not be required to use reasonable measures to avoid the obligation to pay Additional Amounts upon the assumption of the Company’s or the Guarantor’s obligations. (For the avoidance of doubt, a Person which assumes the obligations of the Company or the Guarantor pursuant to Sections 5.01 or 5.03 of this Indenture may make a redemption in accordance with the provisions of Section 3.12(a), if an applicable change in, execution of or amendment to any laws, regulations, rulings or treaties or official application or official interpretation of any law, regulations, rulings or treaties occurs after such assumption and was not formally announced or officially adopted prior to the assumption.) Prior to the giving of notice of redemption of such Securities pursuant to this Indenture, such Person shall deliver to the Trustee an Officers’ Certificate, stating that such Person is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of such Person to redeem such Securities pursuant to this Section have been satisfied.

ARTICLE IV

Covenants

          SECTION 4.01. Payment of Securities.

          The Company shall pay the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of each series on the dates and in the manner provided in the Securities of such series and in this Indenture. Principal, premium, interest and any Additional Amounts shall be considered paid on the date due if the Paying Agent (other than the Company, the Guarantor or a Subsidiary) holds on that date money deposited by the Company or the Guarantor designated for and sufficient to pay all principal, premium, interest and any Additional Amounts then due.

          The Company shall pay interest on overdue principal and premium (if any), at a rate equal to the then applicable interest rate on the Securities to the extent lawful; and it shall pay interest on overdue installments of interest and any Additional Amount (without regard to any applicable grace period) at the same rate to the extent lawful.

          SECTION 4.02. Maintenance of Office or Agency.

          The Company will maintain in each Place of Payment for any series of Securities an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Securities of that series may be presented for registration of transfer or exchange, where Securities of that series may be presented for payment and where notices and demands to or upon the Company or the Guarantor in respect of the Securities of that series and this Indenture may be served. Unless otherwise designated by the Company by written notice to the Trustee and the Guarantor, such office or agency shall be the office of the Trustee in New York, New York, which on the date hereof is located at 60 Wall Street, 27th Floor, New York, New York, 10005, Attention: Global Transaction Banking, Trust and Securities Services. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each

Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 4.03. SEC Reports; Financial Statements.

          If the Company or the Guarantor is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company or the Guarantor, as the case may be, shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company or the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If this Indenture is qualified under the TIA, but not otherwise, the Company and the Guarantor shall also comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered pursuant to Section 4.05).

          SECTION 4.04. Compliance Certificate.

          Each of the Company and the Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, a statement signed by an Officer of the Company or the Guarantor, as the case may be, which need not constitute an Officers’ Certificate, complying with TIA Section 314(a)(4).

          SECTION 4.05. Corporate Existence.

          Subject to Article V, the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

          SECTION 4.06. Additional Amounts.

          Unless otherwise specified in any Board Resolution of the Company or the Guarantor establishing the terms of Securities of a series or the Guarantee relating thereto in accordance with Section 2.01, if any deduction or withholding for any present or future taxes or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company or the Guarantor is resident, shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company of principal of or interest on a Security of any series, or by the Guarantor under the Guarantee, the Company or the Guarantor, as the case may be, will pay to the Holder of a Security of such series such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security who, with respect to any such tax or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such

Holder is entitled (“Additional Amounts”); provided, however, that the Company or the Guarantor, as the case may be, shall not be required to make any payment of Additional Amounts for or on account of:

          (a) any such tax or governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein;

          (b) any such tax or governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settler, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

          (c) a withholding or deduction with respect to any payment of the principal of, or any interest on, any Security of such series to any Holder who is a fiduciary, partnership or other entity that is not the sole beneficial owner of such payment and such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary, member of such partnership or other entity, or a beneficial owner who would not have been entitled to such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security, provided the amount of the additional payments otherwise payable to such fiduciary, partnership or other entity will be reduced in proportion to the interest that the ultimate beneficial owners described above own in such Holder;

          (d) any such tax or governmental charge which would not have been imposed but for the presentation of a Security of such series (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (e) any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

          (f) any tax or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Securities of such series;

          (g) any tax or other governmental charge that is imposed or withheld by reason of (i) the failure to comply by the Holder or the beneficial owner of the Security of such series with a request of the Company or the Guarantor addressed to the Holder to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) the failure by a Holder to make any declaration (of nonresidence or other similar claim for exemption) or satisfy any information or reporting requirement which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax or other governmental charge;

          (h) a withholding or deduction imposed on a payment to an individual that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income;

          (i) a withholding or deduction imposed on a payment to a Holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another Paying Agent; or

          (j) any combination of items above.

          The foregoing provisions shall apply mutandis mutandis to any withholding or deduction for or on account of any present or future taxes or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Company or the Guarantor, as the case may be, is resident, or any political subdivision or taxing authority thereof or therein; provided, however, that such payment of additional amounts may be subject to such further exceptions as may be established in the terms of such Securities established as contemplated by Section 2.01. Subject to the foregoing provisions, whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

          If the terms of the Securities of a series established as contemplated by Section 2.01 do not specify that Additional Amounts pursuant to the Section will not be payable by the Company or the Guarantor, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Issuer will furnish the Trustee and the Issuer’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons without withholding for or on account of any tax or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Issuer or the Guarantor, as the case may be, will pay to the Trustee or such Paying Agent or Paying Agents the Additional Amounts required by this Section.

ARTICLE V

Successors

          SECTION 5.01. Limitations on Mergers and Consolidations.

          (a) Neither the Company nor any Guarantor shall in any transaction or series of transactions, consolidate with or merge into any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person (other than a consolidation or merger of the Company and the Guarantor or a sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company to the Guarantor or of the Guarantor to the Company), unless:

        (1) either (a) the Company or the Guarantor, as the case may be, shall be the continuing Person or (b) the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor is merged, or to which such sale, lease, conveyance, transfer or other disposition shall be made (collectively, the “Successor”), expressly assumes by supplemental indenture, in the case of the Company, the due and punctual payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to all the Securities and the performance of the Company’s covenants and obligations under this Indenture and the Securities, or, in the case of the Guarantor, the performance of the Guarantee and the Guarantor’s covenants and obligations under this Indenture and the Securities;

        (2) the Company or such Guarantor, as the case may be, delivers to the Trustee an Officers’ Certificate, stating that the transaction and such supplemental indenture comply with this Indenture; and

        (3) immediately after giving effect to such a transaction or transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing.

          (b) In the event that any Person shall become the owner of 100% of the voting stock of Guarantor, such Person may, but is not obligated to, assume the performance of Guarantor’s covenants and obligations under this Indenture, the Securities and the Guarantee (a “Voluntary Assumption”).

          SECTION 5.02. Successor Person Substituted.

          Upon any consolidation or merger or similar transaction of the Company or a Guarantor, as the case may be, or in the case of an asset, transfer or other disposition of all or substantially all of the assets of the Company or such Guarantor or a Voluntary Assumption in accordance with Section 5.01, the Successor formed by such consolidation or into or with which the Company or such Guarantor is merged or to which such sale, lease, conveyance, transfer or other disposition is made or, in the case of a Voluntary Assumption, the assuming Person shall succeed to, and be substituted for, and may exercise every right and power of the Company or such Guarantor, as the case may be, under this Indenture and the Securities with the same effect as if such Successor had been named as the Company or such Guarantor, as the case may be, herein and the predecessor Company or Guarantor, in the case of an asset, transfer or other disposition, shall be released from all obligations under this Indenture, the Securities and, in the case of a Guarantor, the Guarantee.

          SECTION 5.03. Substitution of Obligor.

          (a) The Company and the Guarantor may at any time, without the consent of any Holders, arrange for and cause the substitution of the Company as the principal obligor by the Guarantor (including any successor Guarantor pursuant to Section 5.04) or any subsidiary of the Guarantor (the “Substituted Obligor”) in respect of any series of Securities, if, immediately after giving effect to such transaction or transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and subject to the conditions that:

        (1) the Substituted Obligor executes a supplemental indenture, in form and substance satisfactory to the Trustee, in which it agrees to be bound by the terms of this Indenture, with any consequential amendments that the Trustee may deem appropriate, as fully as if the Substituted Obligor had been named in this Indenture and on the Securities of such series in place of the Company;

        (2) the Substituted Obligor is organized and validly existing under the laws of the United States or England and Wales or The Netherlands or is organized and validly existing under the laws of a jurisdiction that is a member country of the Organization for Economic Cooperation and Development (or any successor thereto) and, if such Substituted Obligor is not organized and validly existing under the laws of The Netherlands, the United States or England and Wales, such Substituted Obligor shall agree in such supplemental indenture to be bound by a covenant comparable to that described in Section 4.07 with respect to taxes imposed in the Substituted Obligor’s jurisdiction of residence, and such Substituted Obligor shall benefit from a redemption option comparable to that described in Article III in the event of changes in taxes in such jurisdiction after the date of such consolidation, merger or sale, in each case in form and substance satisfactory to the Trustee; and

        (3) unless the Substituted Obligor is the Guarantor, the obligations of the Substituted Obligor under the Indenture and the Securities of such series are guaranteed by the Guarantor or a Person assuming the Guarantor’s role pursuant to a Voluntary Assumption on the same terms as the Guarantee of the Company’s obligations in respect of such Securities immediately prior to such substitution.

          (b) Upon the substitution of the Company or a Substituted Obligor, as applicable, in accordance with the terms of this Section, the Company or the Substituted Obligor, as applicable, will have no further obligations in respect of the relevant series of Securities.

          SECTION 5.04. Successor Person Substituted.

          Upon any substitution of obligor in accordance with Section 5.03, the Substituted Obligor shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Securities with the same effect as if such Substituted Obligor had been named as the Company herein. Any such substitution shall operate to release the Company (including any successor Company pursuant to Section 5.02) from any and all obligations under this Indenture.

ARTICLE VI

Defaults and Remedies

          SECTION 6.01. Events of Default.

          Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing such series of Securities or in the form of Security for such series, an “Event of Default,” wherever used herein with respect to Securities of any series, occurs if:

        (1) there is a default in the payment of interest on or any Additional Amounts with respect to any Security of that series when the same becomes due and payable and such default continues for a period of 30 days;

        (2) there is a default in the payment of (A) the principal of any Security of that series at its Maturity or (B) premium (if any) on any Security of that series when the same becomes due and payable and such default continues for a period of 14 days;

        (3) the Company or the Guarantor fails to redeem or purchase any Security of that series when required pursuant to a Notice of Redemption, and such default continues for a period of 14 days;

        (4) the Company or the Guarantor fails to comply with any of its other covenants or agreements in, or provisions of, the Securities of such series or this Indenture (other than an agreement, covenant or provision that has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than that series) which shall not have been remedied within the specified period after written notice, as specified in the last paragraph of this Section 6.01;

        (5) the Company or the Guarantor pursuant to or within the meaning of any Bankruptcy Law:

          (A) commences a voluntary case,

          (B) consents to the entry of an order for relief against it in an involuntary case,

          (C) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

          (D) makes a general assignment for the benefit of its creditors;

        (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:

          (A) is for relief against the Company or the Guarantor as debtor in an involuntary case,

          (B) appoints a Bankruptcy Custodian of the Company or the Guarantor or a Bankruptcy Custodian for all or substantially all of the property of the Company or the Guarantor, or

          (C) orders the liquidation of the Company or the Guarantor; or

        (7) any other Event of Default provided with respect to Securities of that series occurs.

          The term “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          The Trustee shall not be deemed to know or have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture or, if such Default or Event of Default is with respect to provisions (1), (2) or (3) above, a Responsible Officer of the Trustee has actual knowledge thereof.

          When a Default is cured, it ceases.

          Notwithstanding the foregoing provisions of this Section 6.01, if the principal of, premium (if any) or interest on or Additional Amounts with respect to any Security is payable in a currency or currencies other than Dollars and such currency or currencies are not available to the Company or a Guarantor for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or such Guarantor (a “Conversion Event”), the Company and the Guarantor will be entitled to satisfy its obligations to Holders of the Securities by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the Company or the Guarantor making such payment, as the case may be, by reference to the Exchange Rate on the date of such payment, or, if such rate is not then available, on the basis of the most recently available

Exchange Rate. Notwithstanding the foregoing provisions of this Section 6.01, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under this Indenture.

          Promptly after the occurrence of a Conversion Event, the Company or the Guarantor shall give written notice thereof to the Trustee; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in Section 12.02 to the Holders. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Company or the Guarantor making such payment, as the case may be, shall give notice in the manner provided in Section 12.02 to the Holders, setting forth the applicable Exchange Rate and describing the calculation of such payments.

          A Default under clause (4) or (7) of this Section 6.01 is not an Event of Default until the Trustee notifies the Company and the Guarantor, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Default (or, in the case of a Default under clause (4) of this Section 6.01, if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected) notify the Company, the Guarantor and the Trustee, of the Default, and the Company or the Guarantor, as the case may be, fails to cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

          SECTION 6.02. Acceleration.

          If an Event of Default with respect to any Securities of any series at the time outstanding (other than an Event of Default specified in clause (5) or (6) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company and the Guarantor, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Event of Default by notice to the Company, the Guarantor and the Trustee, may declare the principal of (or, if any such Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) and all accrued and unpaid interest on all then outstanding Securities of such series to be due and payable. Upon any such declaration, the amounts due and payable on the Securities shall be due and payable immediately. If an Event of Default specified in clause (5) or (6) of Section 6.01 hereof occurs, such amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities of the series affected by such Event of Default by written notice to the Trustee may rescind an acceleration and its consequences (other than nonpayment of principal of or premium or interest on or any Additional Amounts with respect to the Securities) if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to Securities of that series have been cured or waived, except nonpayment of principal, premium, interest or any Additional Amounts that has become due solely because of the acceleration.

          SECTION 6.03. Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          SECTION 6.04. Waiver of Defaults.

          Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class) by notice to the Trustee may waive an existing or past Default or Event of Default with respect to such series or all series, as the case may be, and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or all series or a solicitation of consents in respect of Securities of such series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series or all series (but the terms of such offer or solicitation may vary from series to series)), except (1) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on or any Additional Amounts with respect to any Security or (2) a continued Default in respect of a provision that under Section 9.02 cannot be amended or supplemented without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          SECTION 6.05. Control by Majority.

          With respect to Securities of any series, the Holders of a majority in principal amount of the then outstanding Securities of such series may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it relating to or arising under an Event of Default described in clause (1), (2), (3) or (7) of Section 6.01, and with respect to all Securities, the Holders of a majority in principal amount of all the then outstanding Securities affected may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it not relating to or arising under such an Event of Default. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion from Holders directing the Trustee against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. Limitations on Suits.

          Subject to Section 6.07 hereof, a Holder of a Security of any series may pursue a remedy with respect to this Indenture or the Securities of such series only if:

        (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to such series;

        (2) the Holders of at least 25% in principal amount of the then outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

        (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

        (5) during such 60-day period the Holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

          SECTION 6.07. Rights of Holders to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and premium, if any, and interest on and any Additional Amounts with respect to the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

          SECTION 6.08. Collection Suit by Trustee.

          If an Event of Default specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or the Guarantor for the amount of principal, premium (if any), interest and any Additional Amounts remaining unpaid on the Securities of the series affected by the Event of Default, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09. Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or the Guarantor or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10. Priorities.

          If the Trustee collects any money pursuant to this Article VI, it shall, subject to Article XI, pay out the money in the following order:

     First: to the Trustee for amounts due under Section 7.07;

     Second: to Holders for amounts due and unpaid on the Securities in respect of which or for the benefit of which such money has been collected, for principal, premium (if any), interest and any Additional Amounts ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), interest and any Additional Amounts, respectively; and

     Third: to the Company.

          The Trustee, upon prior written notice to the Company, may fix record dates and payment dates for any payment to Holders pursuant to this Article VI.

          To the fullest extent allowed under applicable law, if for the purpose of obtaining a judgment against the Company or a Guarantor in any court it is necessary to convert the sum due in respect of the principal of, premium (if any) or interest on or Additional Amounts with respect to the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in New York, New York the Required Currency with the Judgment Currency on the Business Day in New York, New York next preceding that on which final judgment is given. Neither the Company, the Guarantor nor the Trustee shall be liable for any shortfall nor shall it benefit from any windfall in payments to Holders of Securities under this Section 6.10 caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this Section 6.10 to Holders of Securities, but payment of such judgment shall discharge all amounts owed by the Company and the Guarantor on the claim or claims underlying such judgment.

          SECTION 6.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE VII

Trustee

          SECTION 7.01. Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

          (b) Except during the continuance of an Event of Default with respect to the Securities of any series:

          (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of Section 7.01(b);

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium (if any) and interest on and Additional Amounts with respect to the Securities.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          (h) The Trustee may engage in other transactions; provided, however, that if it acquires any conflicting interest, it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

          SECTION 7.02. Rights of Trustee.

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require instruction, or an Officers’ Certificate to be provided. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, or Officers’ Certificate.

          (c) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and Securities shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (d) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (e) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred; provided, however, that the Trustee’s consent does not constitute wilful misconduct or negligence.

          (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or the Guarantor shall be sufficient if signed by an Officer of the Company or the Guarantor, as the case may be.

          (g) The Trustee shall not be obligated to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

          (h) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          SECTION 7.03. May Hold Securities.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantor or any of their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 7.10 and 7.11.

          SECTION 7.04. Trustee’s Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or the Guarantor or upon the Company’s or the Guarantor’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

          SECTION 7.05. Notice of Defaults.

          If a Default or Event of Default with respect to the Securities of any series occurs and is continuing and it is known to the Trustee, the Trustee shall mail to Holders of Securities of such series a notice of the Default or Event of Default within 90 days after it occurs.

          SECTION 7.06. Reports by Trustee to Holders.

          Within 60 days after each April 15 of each year after the execution of this Indenture, the Trustee shall mail to Holders of a series, the Guarantor and the Company a brief report dated as of such reporting date that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date with respect to a series, no report need be transmitted to Holders of such series. The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail or file by such method as may be required all reports if and as required by TIA Sections 313(c) and 313(d).

          A copy of each report at the time of its mailing to Holders of a series of Securities shall be filed with the SEC and each securities exchange, if any, on which the Securities of such series are listed. The Company shall notify the Trustee if and when any series of Securities is listed on any securities exchange.

          SECTION 7.07. Compensation and Indemnity.

          The Company agrees to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

          The Company hereby indemnifies the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next following paragraph. The Trustee shall notify the Company and the Guarantor promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

          The Company shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, bad faith, willful misconduct, default, breach of duty or breach of trust.

          To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium (if any) and interest on and any Additional Amounts with respect to Securities of any series. Such lien and the Company’s obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.08. Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign and be discharged at any time with respect to the Securities of one or more series by so notifying the Company and the Guarantor. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee, the Company and the Guarantors. The Company may remove the Trustee if:

               (1) the Trustee fails to comply with Section 7.10;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

               (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). Within one year after the successor Trustee with respect to the Securities of any series takes office, the Holders of a majority in principal amount of the Securities of such series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee with respect to the Securities of any series does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee, the Company, the Guarantor or the Holders of at least 10% in principal amount of the then outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

          If the Trustee with respect to the Securities of a series fails to comply with Section 7.10, any Holder of Securities of such series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Securities of such series.

          In case of the appointment of a successor Trustee with respect to all Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Company and to the Guarantor. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          In case of the appointment of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more (but not all) series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee. Nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. On request of the Company or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Such retiring Trustee shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees.

          Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.08, the obligations of the Company under Section 7.07 shall continue for the benefit of the retiring Trustee or Trustees.

          SECTION 7.09. Successor Trustee by Merger, etc.

          Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.

          In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

          The Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA Section 310(b) during the period of time required by this Indenture.
Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

          SECTION 7.11. Preferential Collection of Claims Against the Company or a Guarantor.

          The Trustee is subject to and shall comply with the provisions of TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

Discharge of Indenture

          SECTION 8.01. Termination of the Company’s and the Guarantor’s Obligations.

          (a) This Indenture shall cease to be of further effect with respect to the Securities of a series (except that the Company’s obligations under Section 7.07, the Trustee’s and Paying Agent’s obligations under Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive), and the Trustee and the Guarantor, on demand of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Securities of such series, when:

          (1) either:

               (A) all outstanding Securities of such series theretofore authenticated and issued (other than destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or

               (B) all outstanding Securities of such series not theretofore delivered to the Trustee for cancellation:

(i)	have become due and payable, or

(ii)	will become due and payable at their Stated Maturity within one year, or

(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in the case of clause (i), (ii) or (iii) above, the Company or a Guarantor has irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for such purpose (x) cash in an amount, or (y) Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash in an amount or (z) a combination thereof, which will be sufficient, as evidenced (in the case of clauses (y) and (z)) by a letter from an internationally recognized firm of independent public accountants in customary form delivered to the Trustee, to pay and discharge the entire indebtedness on the Securities of such series for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or for principal, premium, if any, and interest to the Stated Maturity or Redemption Date, as the case may be; or

               (C) the Company and the Guarantor have properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 2.01, to be applicable to the Securities of such series;

          (2) the Company or the Guarantor has paid or caused to be paid all other sums payable by them hereunder with respect to the Securities of such series; and

          (3) the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with together with an Opinion of Counsel to the same effect.

          (b) Unless this Section 8.01(b) is specified as not being applicable to Securities of a series as contemplated by Section 2.01, the Company may, at its option, terminate certain of its and the Guarantors’ respective obligations under this Indenture (“covenant defeasance”) with respect to the Securities of a series if:

        (1) the Company or a Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Securities of such series, (i) money in the currency in which payment of the Securities of such series is to be made in an amount, or (ii) Government Obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Securities of such series is to be made in an amount or (iii) a combination thereof, that is sufficient, as evidenced (in the case of clauses (ii) and (iii)) by a letter from an internationally recognized firm of independent public accountants in customary form delivered to the Trustee, to pay the principal of and premium (if any) and interest on all Securities of such series on each date that such principal, premium (if any) or interest is due and payable and (at the Stated Maturity thereof or upon redemption as provided in Section 8.01(e)) to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such Government Obligations to the payment of said principal, premium (if any) and interest with respect to the Securities of such series as the same shall become due;

        (2) the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent with respect to such covenant defeasance of the Securities of such series have been complied with, and an Opinion of Counsel to the same effect;

          (3) the Company shall have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee or a tax ruling to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.01(b) and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised; and

          (4) the Company and the Guarantors have complied with any additional conditions specified pursuant to Section 2.01 to be applicable to the discharge of Securities of such series pursuant to this Section 8.01.

          In such event, this Indenture shall cease to be of further effect (except as set forth in this paragraph), and the Trustee and the Guarantor, on demand of the Company, shall execute proper instruments acknowledging satisfaction and discharge under this Indenture. However, the Company’s and the Guarantors’ respective obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 7.07, 7.08, 8.04 and 10.01, the Trustee’s and Paying Agent’s obligations in Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive until all Securities of such series are no longer outstanding. Thereafter, only the Company’s obligations in Section 7.07 and the Trustee’s and Paying Agent’s obligations in Section 8.03 shall survive with respect to Securities of such series.

          After such irrevocable deposit made pursuant to this Section 8.01(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company’s and the Guarantors’ obligations under this Indenture with respect to the Securities of such series except for those surviving obligations specified above.

          In order to have money available on a payment date to pay principal of or premium (if any) or interest on the Securities, the Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. Government Obligations shall not be callable at the issuer’s option.

          (c) If the Company and the Guarantors have previously complied or are concurrently complying with Section 8.01(b) (other than any additional conditions specified pursuant to Section 2.01 that are expressly applicable only to covenant defeasance) with respect to Securities of a series, then, unless this Section 8.01(c) is specified as not being applicable to Securities of such series as contemplated by Section 2.01, the Company may elect that its and the Guarantors’ respective obligations to make payments with respect to Securities of such series be discharged (“legal defeasance”), if:

          (1) no Default or Event of Default under clauses (5) and (6) of Section 6.01 hereof shall have occurred at any time during the period ending on the 91st day after the date of deposit contemplated by Section 8.01(b) (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (2) unless otherwise specified with respect to Securities of such series as contemplated by Section 2.01, the Company has delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee to the effect referred to in Section 8.01(b)(3) with respect to such legal defeasance, which opinion is based on (i) a private ruling of the Internal Revenue Service addressed to the Company, (ii) a published ruling of the Internal Revenue Service pertaining to a comparable form of transaction or (iii) a change in the applicable federal income tax law (including regulations) after the date of this Indenture;

          (3) the Company and the Guarantors have complied with any other conditions specified pursuant to Section 2.01 to be applicable to the legal defeasance of Securities of such series pursuant to this Section 8.01(c); and

          (4) the Company has delivered to the Trustee a Company Request requesting such legal defeasance of the Securities of such series and an Officers’ Certificate stating that all conditions precedent with respect to such legal defeasance of the Securities of such series have been complied with, together with an Opinion of Counsel to the same effect.

In such event, the Company and the Guarantor will be discharged from their respective obligations under this Indenture and the Securities of such series to pay principal of, premium (if any) and interest on, and any Additional Amounts with respect to, Securities of such series, the Company’s and the Guarantor’s respective obligations under Sections 4.01, 4.02 and 10.01 shall terminate with respect to such Securities, and the entire indebtedness of the Company evidenced by such Securities and of the Guarantor evidenced by the related Guarantees shall be deemed paid and discharged.

               (d) If and to the extent additional or alternative means of satisfaction, discharge or defeasance of Securities of a series are specified to be applicable to such series as contemplated by Section 2.01, each of the Company and the Guarantor may terminate any or all of its obligations under this Indenture with respect to Securities of a series and any or all of its obligations under the Securities of such series if it fulfills such other means of satisfaction and discharge as may be so specified, as contemplated by Section 2.01, to be applicable to the Securities of such series.

               (e) If Securities of any series subject to subsections (a), (b), (c) or (d) of this Section 8.01 are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund provisions, the terms of the applicable trust arrangement shall provide for such redemption, and the Company shall make such arrangements as are reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

          SECTION 8.02. Application of Trust Money.

          The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01 hereof. It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series with respect to which the deposit was made. Money and securities held in trust are not subject to Article XI.

          SECTION 8.03. Repayment to Company or Guarantor.

          The Trustee and the Paying Agent shall promptly pay to the Company or the Guarantor any excess money or Government Obligations (or proceeds therefrom) held by them at any time upon the written request of the Company.

          Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium (if any), interest or any Additional Amounts that remain unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

          SECTION 8.04. Reinstatement.

          If the Trustee or the Paying Agent is unable to apply any money or Government Obligations deposited with respect to Securities of any series in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantor under this Indenture with respect to the Securities of such series and under the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.01; provided, however, that if the Company or the Guarantor has made any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Securities because of the reinstatement of its obligations, the Company or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or the Paying Agent.

ARTICLE IX

Supplemental Indentures and Amendments

          SECTION 9.01. Without Consent of Holders.

          The Company, the Guarantor and the Trustee may amend or supplement this Indenture or the Securities or waive any provision hereof or thereof without the consent of any Holder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to cause any entity to assume the obligations of the Company or the Guarantor in compliance with Article V;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities, provided, however, that the uncertificated Securities are issued in a registered form for purposes of Section 163(f) of the Code or in a manner such that such uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to provide any security for, or to add any guarantees of or additional obligors on, any series of Securities or the related Guarantees;

          (5) to comply with any requirement in order to effect or maintain the qualification of this Indenture under the TIA;

          (6) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company or the Guarantor;

          (7) to add any additional Events of Default with respect to all or any series of the Securities (and, if any Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable);

          (8) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

          (9) to establish the form or terms of Securities of any series as permitted by Section 2.01;

          (10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 8.01; provided, however, that any such action shall not adversely affect the interest of the Holders of Securities of such series or any other series of Securities in any material respect;

          (11) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08; or

          (12) to modify the Indenture in any manner that does not adversely affect the rights of Holders in any material respect.

          Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Company and the Guarantor in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.

          SECTION 9.02. With Consent of Holders.

          Except as provided below in this Section 9.02, the Company, the Guarantor and the Trustee may amend or supplement this Indenture with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities of any one or more series or all series or a solicitation of consents in respect of Securities of any one or more series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of each such series (but the terms of such offer or solicitation may vary from series to series)) of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class).

          Upon the request of the Company and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Company and the Guarantor in the execution of such amendment or supplemental indenture.

          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          The Holders of a majority in principal amount of the then outstanding Securities of one or more series or of all series may waive compliance in a particular instance by the Company or the Guarantor with any provision of this Indenture with respect to Securities of such series (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or a solicitation of consents in respect of Securities of such series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series (but the terms of such offer or solicitation may vary from series to series)).

          However, without the consent of each Holder affected, an amendment, supplement or waiver relating to the outstanding Securities of a particular series under this Section 9.02 may not:

      (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

      (2) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

      (3) reduce the principal of any Security or change its Stated Maturity;

      (4) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed;

      (5) change any obligation of the Company or the Guarantor to pay Additional Amounts with respect to any Security;

      (6) change the coin or currency or currencies (including composite currencies) in which any Security or any premium, interest or Additional Amounts with respect thereto are payable, except as permitted under Section 2.18;

      (7) impair the right to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Security pursuant to Sections 6.07 and 6.08, except as limited by Section 6.06;

      (8) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of this Indenture pursuant to Section 6.04 or 6.07 or make any change in this sentence of Section 9.02;

      (9) modify the provisions in this Indenture with respect to the subordination of any Security in a manner adverse to the rights of Holders in any material respect; or

      (10) waive a continuing Default or Event of Default in the payment of principal of, premium (if any) or interest on or Additional Amounts with respect to the Securities.

          A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

          The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company or the Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company or the Guarantor in a notice furnished to Holders in accordance with the terms of this Indenture.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

          SECTION 9.03. Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before a date and time therefor identified by the Company or the Guarantor in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          The Company or the Guarantor may, but shall not be obligated to, fix a record date (which need not comply with TIA Section 316(c)) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (1) through (9) of Section 9.02 hereof. In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Security.

          SECTION 9.05. Notation on or Exchange of Securities.

          If an amendment or supplement changes the terms of an outstanding Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security at the request of the Company regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company, in exchange for the Security, shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or supplement.

          Securities of any series authenticated and delivered after the execution of any amendment or supplement may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplement.

          SECTION 9.06. Trustee to Sign Amendments, etc.

          The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive, and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers’ Certificate as conclusive evidence that such amendment or supplement is authorized or permitted by this Indenture and that it will be valid and binding upon the Company and the Guarantor in accordance with its terms.

ARTICLE X

Guarantee

          SECTION 10.01. Guarantee.

          The Guarantor, hereby unconditionally guarantees to the Holders from time to time of the Securities (a) the full and prompt payment of the principal of and any premium on any Security when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of any interest on and any Additional Amounts with respect to any Security when and as the same shall become due, subject in each case to any applicable grace period. Each payment by the Guarantor with respect to any Security shall be paid in the currency or currencies specified for payments on such Security as contemplated by Section 2.01 and pursuant to this Indenture. The Guarantee hereunder constitutes a guarantee of payment and not of collection.

          The obligations of the Guarantor hereunder with respect to a series of Securities shall be absolute and unconditional and, subject to Article VIII, shall remain in full force and effect until the entire principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of such series shall have been paid or provided for in accordance with the provisions of such series and of this Indenture, irrespective of the validity, regularity or enforceability of any Security of such series or this Indenture, any change or amendment thereto, the absence of any action to enforce the same, any waiver or consent by the Trustee or the Holder of any Security of such series with respect to any provision of such Security or this Indenture, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives presentment or demand of payment or notice to the Guarantor with respect to such Security and the obligations evidenced thereby or hereby. The Guarantor further waives any right of set-off or counterclaim it may have against any Holder of a Security arising from any other obligations any such Holder may have to the Company or the Guarantor.

          It is the intention of the Guarantor that the Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or other law to the extent applicable to the Guarantee. To effectuate the foregoing intention, the obligations of the Guarantor hereunder shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor (other than guarantees of the Guarantor in respect of subordinated debt) that are relevant under such laws, result in the obligations of the Guarantor hereunder not constituting a fraudulent transfer or conveyance.

          SECTION 10.02. Proceedings Against Guarantor.

          In the event of a default in the payment of principal of or any premium on any Security when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in any sinking fund payment, or in the event of a default in the payment of any interest on or any Additional Amounts with respect to any Security when and as the same shall become due, each of the Trustee and the Holder of such Security shall have the right to proceed first and directly against the Guarantor under this Indenture without first proceeding against the Company or exhausting any other remedies which the Trustee or such Holder may have and without resorting to any other security held by it.

          The Trustee shall have the right, power and authority to do all things it deems necessary or advisable to enforce the provisions of this Indenture relating to the Guarantee and to protect the interests of the Holders of the Securities and, in the event of a default in payment of the principal of or any premium on any Security when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on or any Additional Amounts with respect to any Security when and as the same shall become due, the Trustee may institute or appear in such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of its rights and the rights of the Holders, whether for the specific enforcement of any covenant or agreement in this Indenture relating to the Guarantee or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. Without limiting the generality of the foregoing, in the event of a default in payment of the principal of, premium (if any) and interest on or any Additional Amounts with respect to any Security when due, the Trustee may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Guarantor and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Guarantor, wherever situated.

          SECTION 10.03. Subrogation.

          The Guarantor shall be subrogated to all rights against the Company of any Holder of Securities of a series in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after the principal of, premium (if any) and interest on and any Additional Amounts with respect to all Securities of such series have been paid in full.

          SECTION 10.04. Guarantee for Benefit of Holders.

          The Guarantee contained in this Indenture is entered into by the Guarantor for the benefit of the Holders from time to time of the Securities. Such provisions shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any Person other than the Trustee, the Guarantor, the Holders from time to time of the Securities and their permitted successors and assigns.

ARTICLE XI

Subordination of Securities

          SECTION 11.01. Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

          SECTION 11.02. Securities Subordinated to Senior Debt.

          The Company, the Guarantor and each Holder of a Security of a series, by his acceptance thereof, agree that (a) the payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to each and all the Securities of such series and (b) any other payment in respect of the Securities of such series, including on account of the acquisition or redemption of Securities of such series by the Company, is subordinated, to the extent and in the manner provided in this Article XI, to the prior payment in full of all Senior Debt of the Company and the Guarantor, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Debt.

          This Article XI shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

          SECTION 11.03. No Payment on Securities in Certain Circumstances.

          Unless otherwise provided with respect to the Securities of a series as contemplated by Section 2.01, no payment shall be made by or on behalf of the Company or the Guarantor on account of the principal of, premium (if any) or interest on or any Additional Amounts with respect to the Securities of any series or to acquire any Securities of such series (including any repurchases of Securities of such series pursuant to the provisions thereof at the option of the Holder thereof) for cash or property, or on account of any redemption provisions of Securities of such series, in the event of default in payment of any principal of, premium (if any) or interest on any Senior Debt of the Company when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration of maturity or otherwise (a “Payment Default”), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist or such Senior Debt shall have been discharged or paid in full.

          In furtherance of the provisions of Section 11.02, in the event that, notwithstanding the foregoing provisions of this Section 11.03, any payment or distribution of assets of the Company or the Guarantor shall be received by the Trustee, the Paying Agent or the Holders of Securities of any series at a time when such payment or distribution was prohibited by the provisions of this Section 11.03, then, unless such payment or distribution is no longer prohibited by this Section 11.03, such payment or distribution (subject to the provisions of Section 11.08) shall be received and held in trust by the Trustee, the Paying Agent or such Holder for the benefit of the holders of Senior Debt of the Company or the Guarantor, and shall be paid or delivered by the Trustee, the Paying Agent or such Holders, as the case may be, to the holders of Senior Debt of the Company or the Guarantor remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Debt of the Company or the Guarantor may have been issued, ratably, according to the aggregate amounts remaining unpaid on account of such Senior Debt of the Company or the Guarantor held or represented by each, for application to the payment of all Senior Debt in full after giving effect to all concurrent payments and distributions to or for the holders of such Senior Debt.

          SECTION 11.04. Securities Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization.

          Upon any distribution of assets of the Company or the Guarantor or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or the Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:

          (a) the holders of all Senior Debt of the Company and the Guarantor shall first be entitled to receive payments in full before the Holders of Securities of any series are entitled to receive any payment on account of the principal of, premium (if any) or interest on or any Additional Amounts with respect to Securities of such series;

          (b) any payment or distribution of assets of the Company or the Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of Securities of any series or the Trustee on behalf of such Holders would be entitled, except for the provisions of this Article XI, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representative, ratably according to the respective amounts of Senior Debt held or represented by each, to the extent necessary to make payment in full of all such Senior Debt remaining unpaid after giving effect to all concurrent payments and distributions to the holders of such Senior Debt; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or the Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of Securities of any series or any Paying Agent (or, if the Company or any Subsidiary is acting as the Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the principal of, premium (if any) or interest on or any Additional Amounts with respect to the Securities of such series before all Senior Debt of the Company or the Guarantor is paid in full, such payment or distribution (subject to the provisions of Section 11.08) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Senior Debt, or their respective representatives, ratably according to the respective amounts of such Senior Debt held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Debt remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Debt, but only to the extent that as to any holder of such Senior Debt, as promptly as practical following notice from the Trustee to the holders of such Senior Debt that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Debt, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Debt.

          SECTION 11.05. Subrogation to Rights of Holders of Senior Debt.

          Subject to the payment in full of all Senior Debt of the Company and the Guarantor as provided herein, the Holders of the Securities of any series shall be subrogated (to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article XI) to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company or the Guarantor applicable to the Senior Debt until all amounts owing on the Securities of such series shall be paid in full. For the purpose of such subrogation, no such payments or distributions to the holders of such Senior Debt by the Company or the Guarantor, or by or on behalf of the Holders of the Securities of such series by virtue of this Article XI, which otherwise would have been made to such Holders shall, as between the Company and such Holders, be deemed to be payment by the Company or the Guarantor or on account of such Senior Debt, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities of a series, on the one hand, and the holders of such Senior Debt, on the other hand.

          If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article XI shall have been applied, pursuant to the provisions of this Article XI, to the payment of amounts payable under Senior Debt of the Company or the Guarantor, then such Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full.

          SECTION 11.06. Obligations of the Company and the Guarantor Unconditional.

          Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, the Guarantor and the Holders of the Securities of any series, the obligation of the Company or the Guarantor, which is absolute and unconditional, to pay to such Holders the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of such series as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of such Holders and creditors of the Company and the Guarantor other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI, of the holders of Senior Debt in respect of cash, property or securities of the Company or the Guarantor received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XI or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company or the Guarantor referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to such Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Company and the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XI.

          SECTION 11.07. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

          The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee or any Paying Agent shall have received, no later than two Business Days prior to such payment, written notice thereof from the Company or the Guarantor or from one or more holders of Senior Debt or from any representative thereof and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects conclusively to assume that no such fact exists.

          SECTION 11.08. Application by Trustee of Amounts Deposited with it.

          Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Holders of Securities of the series for the benefit of which such amounts were deposited, and, to the extent allocated for the payment of Securities of such series, shall not be subject to the subordination provisions of this Article XI. Otherwise, any deposit of assets with the Trustee or the Paying Agent (whether or not in trust) for the payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Securities of any series shall be subject to the provisions of Sections 11.02, 11.03, 11.04 and 11.05; provided that if prior to two Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of, premium (if any) or interest on or any Additional Amounts with respect to any Security), a Responsible Officer of the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.07, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such date; and provided further that nothing contained in this Article XI shall prevent the Company or the Guarantor from making, or the Trustee from receiving or applying, any payment in connection with the redemption of Securities of a series if the first publication of notice of such redemption (whether by mail or otherwise in accordance with this Indenture) has been made, and the Trustee has received such payment from the Company or the Guarantor, prior to the occurrence of any of the contingencies specified in Section 11.03 or 11.04.

          SECTION 11.09. Subordination Rights Not Impaired by Acts or Omissions of the Company, the Guarantor or Holders of Senior Debt.

          No right of any present or future holders of any Senior Debt to enforce subordination provisions contained in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or the Guarantor with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and the Guarantor, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders of the Securities of any series.

          SECTION 11.10. Trustee to Effectuate Subordination of Securities.

          Each Holder of a Security of any series by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XI and to protect the rights of the Holders of the Securities of such series pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or the Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company or the Guarantor), the filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their representative is hereby authorized to have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the Holders of Securities of such series. Nothing contained herein shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Holder of Securities of any series any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Holder of the Securities of such series in any such proceeding.

          SECTION 11.11. Right of Trustee to Hold Senior Debt.

          The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Article XI in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

          SECTION 11.12. Article XI Not to Prevent Events of Default.

          The failure to make a payment on account of principal of or premium (if any) or interest or Additional Amounts on the Securities of any series by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.01 with respect to Securities of such series or in any way prevent the Holders of the Securities of such series from exercising any right hereunder other than the right to receive payment on the Securities of such series.

          SECTION 11.13. No Fiduciary Duty of Trustee to Holders of Senior Debt.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of the Securities of any series or the Company, the Guarantor or any other Person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XI or otherwise. Nothing in this Section 11.13 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative.

          SECTION 11.14. Article Applicable to Paying Agent.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XI shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided, however, that this Section 11.14 shall not apply to the Company, the Guarantor or any Subsidiary if the Company or such Subsidiary acts as Paying Agent.

ARTICLE XII

Miscellaneous

          SECTION 12.01. Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

          SECTION 12.02. Notices.

          Any notice or communication by the Company, the Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company or the Guarantor:

Carel van Bylandtlaan 30
2596 HR The Hague
The Netherlands
Telephone: 011 31 70 377 9111
Attention (for Company): LSC
Facsimile (for Company): 011 31 70 377 3953
Attention (for Guarantor): Company Secretary
Facsimile (for Guarantor): 011 31 70 377 3687

with a copy to:

Shell Centre
London SE1 7NA
Attention: Head of Financial Markets (SI-FTF)
Telephone: +44 207 934 1234
Facsimile: +44 207 934 7770

If to the Trustee:

Deutsche Bank Trust Company Americas
Global Transaction Banking
60 Wall Street, 27th floor
New York, New York 10005
Attn: Mr. Boris Treyger, Trust and Securities Services
Telephone: (1 212) 250-2157
Facsimile: (1 212) 797-8622

          The Company, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notice to the Trustee, it is duly given only when received.

          If the Company or a Guarantor mails a notice or communication to Holders, it shall mail a copy to the others and to the Trustee and each Agent at the same time.

          All notices or communications, including without limitation notices to the Trustee, the Company or a Guarantor by Holders, shall be in writing, except as otherwise set forth herein.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

          SECTION 12.03. Communication by Holders with Other Holders.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 12.04. Certificate and Opinions.

          Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor, as the case may be, shall, if required pursuant to TIA Section 314(c), furnish to the Trustee at the expense of the Company or the Guarantor, as the case may be:

               (1) an Officer’s Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any other provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 12.05. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

          SECTION 12.06. Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 12.07. No Recourse Against Others.

          A director, officer, employee, stockholder, partner or other owner of the Company, the Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities, for any obligations of any Guarantor under the Guarantee, or for any obligations of the Company, the Guarantor or the Trustee under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.

          SECTION 12.08. Governing Law.

          THIS INDENTURE, THE SECURITIES AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 12.09. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantor or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 12.10. Waiver of Jury Trial.

          The Company, the Guarantor, the Trustee and each Holder irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Indenture, the Securities and the Guarantee.

          SECTION 12.11. Successors.

          All agreements of the Company and the Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 12.12. Severability.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

          SECTION 12.13. Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 12.14. Table of Contents, Headings, etc.

          The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SHELL FINANCE INTERNATIONAL B.V., AS ISSUER

by

by

ROYAL DUTCH SHELL PLC, AS GUARANTOR

by

DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE

by